DECEMBER 2019 TICKER: APEI EXCHANGE: NASDAQ

Exhibit 99.3

apei AMERICAN PUBLIC EDUCATION, INC.



A leading provider of higher education for adult learners, American Public Education Inc. (APEI) offers affordable, accessible, relevant and quality academic programs and services to students, universities and partner organizations through its wholly owned subsidiaries **American Public University System (APUS)** and National Education Seminars Inc., which we refer to as **Hondros College of Nursing (HCN)**.

**95%** APUS ALUMNI SURVEY
Respondents would recommend AMU/APU to a friend or colleague.[1]

**96K+** APUS ALUMNI

**6K+** HCN ALUMNI

**45+** HCN RELATIONSHIPS
with healthcare employers

**97%** APUS ALUMNI SURVEYED
Respondents indicated that APUS programs met their overall expectations.[2]

## Revenue
(in thousands)

| | |
|---|---|
| 2019 | $286,270 |
| 2018 | $297,687 |
| 2017 | $299,248 |
| 2016 | $313,139 |



## Net Income Attributable to Common Stockholders
(in thousands)

| | |
|---|---|
| 2019 | $25,639 |
| 2018 | $21,121 |
| 2017 | $24,155 |
| 2016 | $32,414 |



## Net Cash Provided by Operating Activities
(in thousands)

| | |
|---|---|
| 2019 | $38,370 |
| 2018 | $44,179 |
| 2017 | $47,938 |
| 2016 | $56,014 |



## Total Assets
(in thousands)

| | |
|---|---|
| 2019 | $359,395 |
| 2018 | $370,958 |
| 2017 | $399,038 |
| 2016 | $315,620 |



**Chris Symanoskie, IRC, Vice President, Investor Relations** 703-334-3880 or csymanoskie@apei.com

**NOTE:** Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

1. APUS, 2018 1-year Alumni Survey
2. APUS, 2017 End of Program Survey

# American Public University System[1]

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

## At-A-Glance[5]

- 87% of Students Are Working Adults
- Avg. Age of Students: 32 years
- Avg. Undergraduate Class Size: 19 students
- Avg. Graduate Class Size: 8 students
- Gender Ratio: 64% male / 36% female
- 49%+ of APUS Students Referred by Others
- Over 200 Degree and Certificate Programs
- 1,800 Globally-Located Faculty Members
- 108,700 conferred degrees and certificates

## Return on Investment for Learners

APUS programs rank #93 nationally, or in the top 2%, for return on student investment.[6]

72% of AMU and APU alumni have graduated with no APUS-incurred student loan debt.[3]

## Student Satisfaction

30% of APUS alumni returned for a 2nd degree[7]

49% of APUS students were referred by others[8]



## Enrollment and Registrations[1]

| For the three months ended December 31, | 2019 | 2018 | % Change |
|---|---|---|---|
| Net Course Registrations by New Students | 9,900 | 9,800 | +1% |
| Net Course Registrations | 79,800 | 79,400 | +1% |
| **For the twelve months ended December 31,** | **2019** | **2018** | **% Change** |
| Net Course Registrations by New Students | 40,200 | 40,100 | 0% |
| Net Course Registrations | 316,700 | 320,300 | -1% |
| **As of December 31,** | | | |
| APUS Student Enrollment[2] | 81,000 | 81,400 | -1% |

## Registrations by Primary Funding Source

For the twelve months ended December 31, 2019



VA
23%
TA
39%
FSA
25%
13%
Other

## Enrollment by Degree Level[5]



Master's
15%
Bachelor's
17%
59%
Associate
9%
All Others

## Enrollment by School[5]



Health Science
Security & Global Studies
Science, Technology, Engineering & Math
13%
23%
16%
2%
22%
24%
Education
Business
Arts & Humanities

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
3. Includes alumni who graduated with an Associate's, Bachelor's or Master's degree from APUS as of December 31, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. As of December 31, 2019.
6. Georgetown University Center on Education and Workforce, A First Try at ROI: Ranking 4,500 Colleges, 2019
7. Undergraduate students who completed an associate or bachelor's degree in 2018 and returned for a second degree at any level
8. Students starting in 2019 - Quarter 4

# Hondros College of Nursing[4]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, Dayton, Toledo, and Indianapolis.

HONDROS COLLEGE OF NURSING



## Student Enrollment[4]

| For the three months ended December 31, | 2019 | 2018 | % Change |
|---|---|---|---|
| New Student Enrollment | 530 | 660 | -20% |
| Total Student Enrollment | 1,600 | 2,110 | -24% |

| Approximate Cost (Tuition & Fees) of Degree Completion | | |
|---|---|---|
| Practical Nursing | $19,700 | |
| Associate Degree in Nursing | $28,500 | Alumni tuition is $24,522[6] |

## Enrollment by Program

For the full year ended December 31, 2019.



Associate Degree in Nursing
44%
Licensed Practical Nurse
54%
2%
RN—Bachelor of Science in Nursing (Discontinued)

## At-A-Glance

- Avg. Age of Students: 30 years
- Gender Ratio: 92% female / 8% male
- Avg. Class Size: 15 students

## Graduates

- 6,000+ alumni

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
3. Includes alumni who graduated with an Associate's, Bachelor's or Master's degree from APUS as of December 31, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. For the twelve months ended December 31, 2019.
6. Tuition for alumni of HCN's Practical Nursing program is $23,790.